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                                                                    EXHIBIT 11.1


                 DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                               Earnings Per Share
                    For the Three Months Ended March 31, 1998

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

                                                                 Total Issued        Basic                  Diluted
                                                       Date        # Shares        Wtd. Avg.                Wtd. Avg.
                                                    -----------------------------------------------------------------
Shares issued January 1, 1998                          1/1/98      10,718,867    10,718,867

Treasury Shares                                        1/1/98        (233,259)     (233,259)

Shares issued 1/1/98 - 3/31/98                         Various        580,932       276,160


---------------------------------------------------------------------------------------------------------------------
Basic weighted average shares                         3/31/98      11,066,540    10,761,768                10,761,768

Diluted:
--------
Common stock equivalents                              909,595
Convertible Preferred - original issuance             642,857
Convertible Preferred - 12/31/96 dividend               6,129
Convertible Preferred - 12/31/97 dividend              46,607
                                                  -----------
                                                    1,605,188                                               1,605,188
                                                  -----------                                             -----------
Diluted weighted average shares                                                                            12,366,956
                                                                                                          ===========

Quarter ended March 31, 1998 Net Income                                         $ 1,468,459               $ 1,468,459
                                                                                ===========               ===========
Earnings Per Share                                                                     0.14                      0.12
                                                                                ===========               ===========
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

                                                               Schedule of Common Stock Equivalents
                                                               ------------------------------------
                                                                                                                Diluted
           Average share price during period                   11.5307                            Diluted         Net
                                                                           Exercise   Assumed    Treas. Shs.     Add'l
               Stock options & warrants:                       Number       Price     Proceeds    Acquired      Shares
------------------------------------------------------------------------------------------------------------------------
Bridge Warrants/Bank Warrants                                  10,000       6.2500     62,500       5,420        4,580
Stock options & warrants - Plan Year
                         1995                                 111,000       1.9375    215,063      18,651       92,349
                         1995                                 121,000       4.2500    514,250      44,598       76,402
                         1995                                   6,000       5.3750     32,250       2,797        3,203
                         1995                                  41,750       6.2500    260,938      22,630       19,120
                         1995                                  21,700       8.0000    173,600      15,055        6,645
                         1995                                   2,500      10.2500     25,625       2,222          278
                         1995                                  33,250       6.2500    207,813      18,022       15,228
                         1995                                  56,550       8.0000    452,400      39,234       17,316
                         1995                                  31,075      10.6875    332,114      28,802        2,273
                         1992                                 290,001       2.2100    640,902      55,582      234,419
                         1992                                   2,000       2.6250      5,250         455        1,545
                         1992                                   8,000       1.8400     14,720       1,277        6,723
                         1992                                 104,109       0.9375     97,602       8,465       95,644
                         1992                                 181,800       1.6875    306,788      26,606      155,194
                         1992                                  19,800       1.9375     38,363       3,327       16,473
                         1992                                   2,500       7.5000     18,750       1,626          874
                         1992                                   1,500       8.6250     12,938       1,122          378
                         1992                                   9,000       8.1250     73,125       6,342        2,658
                         1997                                 272,100       7.4375  2,023,744     175,509       96,591
                         1997                                 150,000       8.1875  1,228,125     106,509       43,491
                         1997                                 248,925      10.6875  2,660,386     230,721       18,204
Prudential Warrants                                            60,000      12.2500          0           0            0
-----------------------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents                              1,784,560                                          909,595
=======================================================================================================================
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